UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2011

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2011, AmeriGas Propane, L.P. (the "Partnership") and AmeriGas Propane, Inc. (the "General Partner"), the general partner of the Partnership and AmeriGas Partners, L.P. ("AmeriGas Partners") and a wholly owned subsidiary of UGI Corporation (the "Registrant"), entered into a $325 million unsecured revolving Credit Agreement (the "Credit Agreement"), among the Partnership, as Borrower, the General Partner, as a Guarantor thereunder, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender ("Agent"), Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Manager and Wells Fargo Bank, National Association, Branch Banking and Trust Company, Citibank, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, Citizens Bank of Pennsylvania, The Bank of New York Mellon, Compass Bank, Manufacturers and Traders Trust Company, Sovereign Bank, TD Bank, N.A. and the other financial institutions from time to time party thereto (the "Lenders"). All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Concurrently with entering into the Credit Agreement, the Partnership terminated its existing (i) $200 million credit agreement dated November 6, 2006 (the "2006 Credit Agreement") by and among the Partnership, as borrower, the General Partner and Petrolane Incorporated, as guarantors, Citigroup Global Markets Inc., as syndication agent, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as co-documentation agents, Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association), as agent, issuing bank and swing line bank, and the other financial institutions party thereto and (ii) $75 million credit agreement dated April 17, 2009 (the "2009 Credit Agreement") by and among the Partnership, as borrower, the General Partner and Petrolane Incorporated, as guarantors, Citizens Bank of Pennsylvania, as syndication agent, JPMorgan Chase Bank, N.A., as documentation agent, Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association), as administrative agent and the other financial institutions party thereto.

Under and subject to the terms of the Credit Agreement, the Lenders have committed to provide revolving credit loans to the Partnership in an aggregate amount of $325 million, including a letter of credit subfacility of up to $100 million and swing line loans of up to $30 million. In addition, the Partnership may request an increase in the amount of loan commitments under the Credit Agreement to a maximum aggregate amount of $475 million. The Partnership used proceeds of loans made under the Credit Agreement to refinance the 2006 Credit Agreement and the 2009 Credit Agreement and may use proceeds for working capital and other general corporate purposes.

At the Partnership’s election from time to time, Revolving Credit Loans will bear interest at either (i) the Base Rate, defined as the highest of (a) the prime rate, (b) the federal funds rate plus .50% and (c) the LIBOR Rate plus 1%, plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin. Each Swingline Loan bears interest at a rate equal to the LIBOR Market Index Rate, defined as the rate for one (1) month dollar deposits as reported on Reuters, plus the Applicable Margin. The Applicable Margin for Base Rate Loans ranges from .75% to 1.75%, and for LIBOR Rate Loans from 1.75% to 2.75%, depending on the Consolidated MLP Total Leverage Ratio, which is the ratio of total indebtedness to EBITDA. The Applicable Margin may be adjusted quarterly. The LIBOR Rate is defined as LIBOR divided by the difference between one and the Eurodollar Reserve Percentage.

In connection with the issuance of a letter of credit, the Partnership will pay (i) a quarterly commission fee equal to the face amount of the letter of credit multiplied by the Applicable Margin for LIBOR Rate Loans plus (ii) a quarterly fronting fee equal to .20% per annum of the face amount of the letter of credit.

The commitments terminate, and each Lender is relieved of its obligations to make any Loan, on the earlier of October 15, 2015 or the date on which the commitments terminate in accordance with the provisions of the Credit Agreement. Upon notice to the Agent, the Partnership may prepay Revolving Credit Loans and Swingline Loans, in whole or in part, without premium or penalty.

The Credit Agreement includes the usual and customary covenants for credit agreements of this type, including, among others, covenants relating to compliance with laws, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, covenants limiting the incurrence of additional indebtedness, liens, investments, loans and advances, payments, fundamental changes, hedge agreements, sale leasebacks, changes in the nature of the Partnership’s business, restrictions on burdensome agreements, mergers, consolidation, transactions with affiliates, asset dispositions, acquisitions and other transactions. In addition, the Partnership must maintain (i) a leverage ratio of total indebtedness to EBITDA for AmeriGas Partners and its subsidiaries equal to or less than 5.00 to 1.00, (ii) a leverage ratio of total indebtedness to EBITDA for the Partnership and its subsidiaries equal to or less than 2.75 to 1.00, and (iii) a ratio of EBITDA to Consolidated Interest Expense of AmeriGas Partners and its subsidiaries of at least 2.75 to 1.00. Also, the failure of the Registrant to (i) own, directly or indirectly, 51% of the general partnership interests in the Partnership and (ii) own at least a 20% ownership interest in the Partnership, would constitute an event of default under the Credit Agreement.

The Credit Agreement provides for customary events of default, including, among other things, nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect or intentionally misleading in any material respect, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness, the bankruptcy or insolvency of the Partnership or the General Partner, monetary judgment defaults of a specified amount, a Change in Control, and ERISA defaults resulting in a Material Adverse Effect. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders, (i) terminate the Revolving Credit Commitment, (ii) declare the unpaid principal amount of all outstanding Loans, including unpaid accrued interest and all other outstanding amounts, to be immediately due and payable, (iii) require that the Partnership cash collateralize the letter of credit obligations and (iv) exercise all rights and remedies available under the Loan Documents or applicable law. For events of default relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, the Credit Agreement shall be automatically terminated and all obligations under the Credit Agreement shall automatically become due and payable, all without further action by the Agent or any Lender.

A copy of the Credit Agreement, filed as Exhibit 10.1 to AmeriGas Partners, L.P.'s Current Report on Form 8-K dated June 21, 2011, is incorporated herein by reference. The summary of the terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement.

The financial institutions which are parties to the Credit Agreement have in the past, and may in the future, lend to the Registrant and its affiliates, and may in the future, act in various agency roles under credit facilities of the Registrant and its affiliates. Affiliates of Wells Fargo Bank, National Association., Citibank, N.A., JPMorgan Chase Bank, N.A., Citizens Bank of Pennsylvania and PNC Bank, National Association have in the past, and may in the future, provide the Registrant and its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

Item 1.02 Termination of a Material Definitive Agreement.

On June 21, 2011, the Partnership terminated without penalty the 2006 Credit Agreement and the 2009 Credit Agreement, as described in Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

June 27, 2011	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary